Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Atlantic Street Partners LLC

Address of Joint Filer:	c/o Atlantic Avenue Acquisition Corp
2200 Atlantic Street, Suite 501
Stamford, CT 06902

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Atlantic Avenue Acquisition Corp [ASAQ]

Date of Event Requiring Statement
(Month/Day/Year):	October 1, 2020

Designated Filer:	Ashok Nayyar

Signature:

Atlantic Street Partners LLC
By: Atlantic Street Partners GP LLC, its Managing Member

By:                     /s/ Ashok Nayyar
Name:                Ashok Nayyar
Title:                  Sole and Managing Member

Dated: October 1, 2020

Joint Filer Information

(continued)

Name of Joint Filer:	Atlantic Street Partners GP LLC

Address of Joint Filer:	c/o Atlantic Avenue Acquisition Corp
2200 Atlantic Street, Suite 501
Stamford, CT 06902

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Atlantic Avenue Acquisition Corp [ASAQ]

Date of Event Requiring Statement
(Month/Day/Year):	October 1, 2020

Designated Filer:	Ashok Nayyar

Signature:

Atlantic Street Partners GP LLC

By:                     /s/ Ashok Nayyar
Name:                Ashok Nayyar
Title:                  Sole and Managing Member

Dated: October 1, 2020